CONSULTING AGREEMENT


         THIS CONSULTING AGREEMENT is made and entered into as of the 12th day of June, 1997 by and between PowerTrader Software, Inc., a British Columbia corporation (the "Company"), and George E. McCord ("Consultant").

                              W I T N E S S E T H:

         WHEREAS, Consultant possesscertain specialized skills and expertise in the fields of Finance and Information Technology.

         WHEREAS, the Company desires to engage Consultant to perform certain consulting services, and Consultant desires to be engaged by the Company to perform such services, all upon the terms and conditions hereinafter set forth;

         NOW, THEREFORE, in consideration of the premises and mutual covenants and agreements herein contained and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto mutually agree as follows:

         1. Recitals. The above recitals are, and shall be construed to be, incorporated into and made an integral part of this Agreement.

         2. Engagement. The Company hereby engages Consultant as consultant to provide advice and counsel and Consultant hereby accept such engagement, upon the terms and conditions provided for in this Agreement.

         3. Basic Services. During each calendar year of Consultant's Period of Engagement (as hereinafter defined) pursuant to the terms of this Agreement, Consultant shall make available the services of George E. McCord to provide the Company with an aggregate of up to one hundred twenty (120) hours per month of telephonic or other advice and counsel regarding the Company's business. Such advice and counsel shall be rendered only during normal business hours upon reasonable notice and request of the Company. In providing such advice and counsel, Consultant shall exercise such degree of care and diligence as is consistent with the professional standards prevailing in Canada and all of such advice and counsel shall be provided as expeditiously as is consistent with said standards.

         4. Compensation for Services. As compensation for the advice and counsel to be provided by Consultant under this Agreement during the Period of Engagement (as hereinafter defined), the Company agrees to pay to Consultant, and Consultant agrees to accept, the aggregate sum of One Hundred Twenty Thousand Canadian Dollars (CDN $120,000) per year (the "Consulting Fee"). Commencing on July 1st, 1997, the Consulting Fee shall accrue semi-monthly at a rate of Two Thousand Five Hundred Canadian Dollars (CDN $2,500), and shall be payable on the 15th and last day (each of which is hereinafter referred to as a "Payment Date") of each calendar month thereafter during the Period of Engagement.

         In addition, on the first annual anniversary of the date of this Agreement and on each such anniversary thereof during the Period of Engagement, the Company shall cause to be issued to Consultant a number of shares of the common stock of Power Trader, Inc., a Delaware corporation having an aggregate market value (as determined by the Board of Directors of PowerTrader, Inc.) of Sixty Thousand Canadian Dollars (CDN $60,000).

         5. Period of Engagement. The initial Period of Engagement under this Agreement shall commence on the date hereof and expire on July 1st, 1998. The Period of Engagement shall be extended automatically from year to year thereafter (each an "Extended Period of Engagement"), provided however that either party may terminate the Period of Engagement under this Agreement at the end of the initial Period of Engagement or any Extended Period of Engagement by providing the other party with written notice of termination not less than thirty nor more than sixty days prior to the expiration of the then current Period of Engagement. Notwithstanding anything to the contrary contained in this Agreement, the applicable provisions of this Agreement, including, without limitation, the provisions of Sections 8, (a) and (b), shall survive the expiration of the Period of Engagement under this Agreement.

         6. Legal Status of Consultant. The Company and Consultant acknowledge and agree that it is the intention of each of them that the relationship herein created is that of independent contractors. Nothing contained in this Agreement shall be construed to constitute Consultant as a partner or joint venturer of the Company, it being intended that Consultant shall remain an independent contractor and shall be responsible for its actions and those of any of its agents, employees and servants. The Company shall have the right to control and direct the results to be accomplished pursuant to this Agreement, but shall have no right to control and direct the means or methods by which such results are to be accomplished. The Company shall have no right to control or direct the place or time at which the performance of Consultant's obligations under this Agreement are to be fulfilled.

         7. Taxes. Consultant hereby agrees and acknowledges that, as an independent contractor, it is responsible for payment of any and all taxes imposed upon it by any governmental entity or agency thereof, including, without limitation, income and self- employment taxes. Consultant hereby agrees to indemnify and hold the Company harmless from and against any claim, loss, damage, liability, cost or expense including, without limitation, reasonable attorneys' fees, incurred by the Company by reason of Consultant's willful failure to comply with this section.

         8. Competition; Confidentiality; Solicitation of Employees.

                (a) Competition. Consultant acknowledges and agrees that the market in which the Company operates includes the entire North American continent (the "Territory") and that the Company has given valuable consideration, the adequacy of which is hereby acknowledged, to conduct its business free of competition from Consultant. Accordingly, Consultant agrees that it shall not and none of its agents (including George McCord) shall, during the Period of Engagement hereunder, engage directly of indirectly, either personally or as an employee, partner, associate partner, officer, manager, agent, advisor, consultant, or otherwise, or by means of any corporate or other entity or device, in any business which is competitive with the business of the Company.


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
                (b) Confidentiality. Consultant acknowledges and agrees that as a result of its engagement under this Agreement, it will obtain, be entrusted with, have access to and develop for and on behalf of the Company, certain Confidential Information (as defined below). Consultant further acknowledges and agrees that the Company made and will make a substantial investment of labor and capital in the development and use of such Confidential Information which has enabled and will enable it to acquire a competitive advantage in the highly competitive industry in which it operates and establish and maintain valuable business relationships. Accordingly, Consultant shall not, unless the Confidential Information becomes publicly known through legitimate means not involving an act or omission by Consultant or except in connection with any litigation between the Company and Consultant, directly or indirectly disclose or use such Confidential Information for its own benefit or for the benefit of any other person or entity other than the Company. Upon termination of the Period of Engagement, Consultant shall immediately return to the Company all documentary or tangible Confidential Information in its possession, custody or control and shall not remove from Company premises or make or keep any copies, notes, abstracts, summaries, tapes, or other record of any type of any of the Confidential Information.

                As used in this Agreement, the term "Confidential Information" shall mean and include information which the Company has taken reasonable efforts to keep confidential and which has not become publicly available by legitimate means concerning (1) the Company's financial condition, including, without limitation, its actual and forecasted statements of results of operations, balance sheets, funds flow statements, gross sales, profit margins, and other financial matters, (2) competitive conditions and strategic plans, (3) marketing methods and plans, (4) the needs, wishes, requirements, and other characteristics of customers and suppliers of the Company, (5) new or proposed products, (6) computer software or data bases, (7) the technical specifications of machinery, equipment and raw materials needed in the manufacture of the Company's products, (8) the sources for the purchase of such machinery, equipment, raw materials and components thereof, (9) the proper storage of such raw materials and installation, operation, maintenance and repair of such machinery and equipment, (10) descriptions of each stage in the quality control of the Company's products, (11) trade secrets of the Company, (12) information concerning the Company and its consideration and evaluation of and plans for possible acquisitions including, without limitation, any and all information which the Company is required to keep confidential in accordance with the provisions of confidentiality agreements with third parties, (13) investigations, (14) any and all communications between the Company (including, without limitation, any employee, officer, director or shareholder of the Company), on the one hand, and any attorney retained by the Company for any purpose, or any person employed by or retained by such attorney for the purpose of assisting such attorney, on the other hand, in connection with an attorney's performance of services for the Company, and (15) all other matters and materials belonging to or relating to the internal affairs, operation, or business of the Company, including, without limitation, information recorded on any medium which gives the Company an opportunity to obtain an advantage over its competitors who do not know or use the same.

         (b) Solicitation of Employees. Consultant shall not during the Period of Engagement hereunder, directly or indirectly, solicit for employment, employ, or advise or recommend to any other person or entity, that such person or entity

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
employ or solicit for employment, any person employed by the Company or any of its parent, subsidiary, affiliated or related companies.

                (c) Remedies. Consultant expressly acknowledges and agrees that the business of the Company is highly competitive and that a violation of any of the provisions of this Section would cause immediate and irreparable harm, loss, and damage to the Company not adequately compensable by a monetary award. Without limiting any of the other remedies available to the Company at law or in equity, Consultant agrees that any actual or threatened violation of any of the provisions of this Section may be immediately restrained or enjoined by any court of competent jurisdiction, and that any temporary restraining order or emergency, preliminary, or final injunctions may be issued in any court of competent jurisdiction. In the event any proceedings are initiated by the Company as a result of any actual or threatened violation of any of the provisions of this Section 8, the non-prevailing party shall be liable to the other party for, and shall pay to such other party, all costs and expenses, including, without limitation, reasonable attorneys' fees, incurred by such other party in connection with such proceedings.

         9.     Miscellaneous.

                (a) Further Assurances. Each party agrees to cooperate with the other, and to execute and deliver, or cause to be executed and delivered, all such other documents and instruments, and to take all such other actions as it may be reasonably requested to take, from time to time, in order to effectuate the provisions and purposes of this Agreement.

                (b) Binding Effect and Benefit. This Agreement shall be for the sole and exclusive benefit of the Company and Consultant. This Agreement may not be assigned by either party, whether by operation of law or otherwise, without the prior written consent of the other party. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

                (c) Entire Agreement. All discussions, understandings, and agreements heretofore made between the parties concerning the subject matter contained in this Agreement are merged into and superseded by this Agreement, which contains the entire agreement between the parties concerning the subject matter contained in this Agreement. Any modification hereof may be made only by an instrument in writing signed by or on behalf of the party to be charged.

                (d) Notices. All notices required or permitted hereunder shall be in writing, signed by the party giving notice or an officer thereof and shall be deemed to have been given when delivered by personal delivery, by facsimile, telegraph or telex, or Federal Express or similar courier service or by deposit in the mail, registered or certified, with postage prepaid, return receipt requested, addressed as follows:


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
                If the Company, at:

                Suite 591, 885 Dunsmuir Street
                Vancouver
                British Columbia
                V6C 1N5
                Fax: (604) 685-1513



                with a copy to:

                David Furlonger


                If to Consultant, at:

                13 Lyons Plain Road
                Weston
                Connecticut
                06883
                Fax: (203) 222-8273


                with a copy to:

                George E. McCord



or to such other address as any party may designate for itself by notice given to the other party from time to time in accordance with the provisions hereof.

                (e) Headings. The headings of sections and subsections herein are merely for convenience of reference and shall not affect the interpretations of any of the provisions of this Agreement. Whenever the context so requires, the plural shall include singular and vice versa, the masculine shall include the feminine and the neuter, the feminine shall include the masculine and neuter and the neuter shall include the masculine and the feminine.

                (f) Governing Law. This Agreement is being executed and delivered in the Province of British Columbia and the validity, construction and enforceability of this Agreement shall be governed in all respects by the Province of British Columbia.

                (g) Severability. Whenever possible, each provision of this Agreement shall be construed as to be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement

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
or the application thereof to any party or circumstance shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition without invalidating the remainder of such provision or any other provision of this Agreement or the application of such provision to other parties or circumstances.

                (h) Waivers. No delay on the part of any party in the exercise of any right or remedy shall operate as a waiver thereof, and no single or partial exercise by any party of any remedy shall preclude other or further exercise thereof, or the exercise of any other right or remedy. Neither the acts or omissions of any of the parties hereto or their agents or beneficiaries nor any knowledge obtained by or on behalf of any of them as a result of any activities, tests, or investigations undertaken pursuant to or contemplated by the terms of this Agreement or otherwise shall constitute a waiver of or estoppel or other barrier to enforcement by any party hereto of any representation or warranty or other provision contained in this Agreement.

                (i) Counterparts. This Agreement may be executed in any one or more counterparts, each of which shall constitute an original, no other counterpart needing to be produced, and all of which, when taken together, shall constitute but one and the same instrument.

         IN WITNESS WHEREOF, the undersigned have executed, or have caused to be executed by their duly authorized officers or agents, this Agreement on the date and year first above written.

                                        POWERTRADER SOFTWARE, INC.,
                                        a British Columbia corporation



                                        By: /s/ David C. Furlonger
                                            David C. Furlonger, President


                                        George E. McCord,
                                        a Consultant


                                        By: /s/ George E. McCord
                                            George E. McCord


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